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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 20, 2012

REVENGE DESIGNS INC
(Exact name of registrant as specified in its charter)

NV	000-25798	84-1293168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 16th Street, Suite 820, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	303-459-2485

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

Effective February 25, 2013 by order of court in Nevada’s First Judicial District #12-OC-000781B share capital for the Common Stock of Revenge Designs Inc, will be reverse split in the ratio of one new share for each 42,000 old shares, all fractional shares to be cancelled. Further, the authorized share capital shall be reduced from 2.5 billion to 500 million shares, par value $.00001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Company Name

February 25, 2013	By:	/s/ Robert Stevens
Robert Stevens
Receiver and Sole Officer and Director